Exhibit 10.1

TABLEAU SOFTWARE, INC.

2004 EQUITY INCENTIVE PLAN

ADOPTED: AUGUST 20, 2004

APPROVED BY STOCKHOLDERS: AUGUST 20, 2004

AMENDED BY THE BOARD OF DIRECTORS: AUGUST 19, 2008

AMENDMENT APPROVED BY THE STOCKHOLDERS: AUGUST 19, 2008

AMENDMENT AND RESTATEMENT ADOPTED BY BOARD OF DIRECTORS: MARCH 30, 2011

AMENDMENT AND RESTATEMENT APPROVED BY THE STOCKHOLDERS: APRIL 5, 2011

AMENDMENT AND RESTATEMENT ADOPTED BY BOARD OF DIRECTORS: FEBRUARY 29, 2012

AMENDMENT AND RESTATEMENT APPROVED BY THE STOCKHOLDERS: FEBRUARY 29, 2012

AMENDMENT AND RESTATEMENT ADOPTED BY BOARD OF DIRECTORS: JULY 27, 2012

AMENDMENT AND RESTATEMENT ADOPTED BY BOARD OF DIRECTORS: DECEMBER 4, 2012

AMENDMENT AND RESTATEMENT APPROVED BY THE STOCKHOLDERS: DECEMBER 10, 2012

TERMINATION DATE: MARCH 30, 2021

1. PURPOSES.

(a) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are Employees, Directors and Consultants.

(b) Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Awards and (iv) Stock Appreciation Rights.

(c) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2. DEFINITIONS.

(a) “Affiliate” means, at the time of determination, any “parent corporation” or “subsidiary corporation” of the Company, as such terms are defined in Sections 424(e) and (f) of the Code. The Board shall have the authority to determine the time or times at which “parent corporation” or “subsidiary corporation” status is determined within the foregoing definition.

(b) “Board” means the Board of Directors of the Company.

(c) “Capitalization Adjustment” has the meaning ascribed to that term in Section 11(a).

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(d) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company if, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; or

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportion as their Ownership of the Company immediately prior to such sale, lease, license or other disposition.

The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

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Notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

(e) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(f) “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with Section 3(c).

(g) “Common Stock” means the Class B Common Stock of the Company, as defined in the Company’s Certificate of Incorporation, as may be amended from time to time.

(h) “Company” means Tableau Software, Inc., a Delaware corporation.

(i) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) serving as a member of the Board of Directors of an Affiliate and who is compensated for such services. However, the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a director’s fee by the Company for services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(j) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service; provided, however, if the Entity for which a Participant is rendering service ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Participant’s Continuous Service shall be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of (i) any leave of absence approved by that party, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of the Participant’s leave of absence or as otherwise required by law.

(k) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

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(i) the consummation of a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) the consummation of a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

(iii) the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(l) “Director” means a member of the Board.

(m) “Disability” means the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person’s position with the Company or an Affiliate because of the sickness or injury of the person. Notwithstanding the foregoing, if any Stock Award granted hereunder is subject to Section 409A of the Code, to the extent necessary to comply with Section 409A of the Code, “Disability” means the inability of a Participant to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code and shall be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(n) “Effective Date” means the effective date of this amended and restated Plan, which is the earlier of (i) the date that this Plan is approved by the Company’s stockholders, and (ii) the date this Plan is adopted by the Board.

(o) “Employee” means any person employed by the Company or an Affiliate. Service solely as a Director or payment of a director’s fee by the Company for such service or for service as a member of the Board of Directors of an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(p) “Entity” means a corporation, partnership, limited liability company or other entity.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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(r) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (A) the Company or any Subsidiary of the Company, (B) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (C) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (D) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company, or (E) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(s) “Fair Market Value” means, as of any date, the value of the Common Stock determined by the Board in compliance with Section 409A of the Code or, in the case of an Incentive Stock Option, in compliance with Section 422 of the Code.

(t) “Incentive Stock Option” means an Option intended to be, and qualifies as, an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u) “Nonstatutory Stock Option” means an Option that does not qualify as an Incentive Stock Option.

(v) “Officer” means any person designated by the Company as an officer.

(w) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(x) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(y) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(z) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(aa) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

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(bb) “Plan” means this Amended and Restated Tableau Software, Inc. 2004 Equity Incentive Plan.

(cc) “Restricted Stock Award” means an award of shares of Common Stock, which is granted pursuant to the terms and conditions of Section 7(a).

(dd) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(ee) “Rule 405” means Rule 405 promulgated under the Securities Act.

(ff) “Securities Act” means the Securities Act of 1933, as amended.

(gg) “Stock Appreciation Right” means a right to receive the appreciation of Common Stock, which is granted pursuant to the terms and conditions of Section 7(b).

(hh) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement shall be subject to the terms and conditions of the Plan.

(ii) “Stock Award” means any right granted under the Plan, including an Option, a Restricted Stock Award and a Stock Appreciation Right.

(jj) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(kk) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

(ll) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

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3. ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive cash or Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan or a Stock Award fully effective.

(iii) To effect, at any time and from time to time, with the consent of any adversely affected Participants, (1) the reduction of the exercise price (or strike price) of any outstanding Options or Stock Appreciation Rights under the Plan, (2) the cancellation of any outstanding Options or Stock Appreciation Rights under the Plan and the grant in substitution therefor of (a) new Options or Stock Appreciation Rights under the Plan or another equity plan of the Company covering the same or a different numbers of shares of Common Stock, (b) Restricted Stock Awards, (c) cash and/or (d) other valuable consideration (as determined by the Board, in its sole discretion), or (3) any other action that is treated as a repricing under generally accepted accounting principles; provided, however, that no such reduction or cancellation may be effected if it is determined, in the Company’s sole discretion, that such reduction or cancellation would result in any such outstanding Options or Stock Appreciation Rights becoming subject to the requirements of Section 409A of the Code.

(iv) To amend the Plan or a Stock Award as provided in Section 12.

(v) To terminate or suspend the Plan as provided in Section 13.

(vi) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(c) Delegation to Committee. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If

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administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate twenty-six million four hundred seventy-three thousand two hundred eighty-two (26,473,282) shares of Common Stock (the “Share Reserve”). For clarity, the limitation in this Section 4(a) is a limitation in the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 4(a) does not limit the granting of Stock Awards except as provided in Section 8(a).

(b) If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full or is settled in cash (i.e., the holder of the Stock Award receives cash rather than stock), such expiration, termination or settlement shall not reduce (or otherwise offset) the number of shares of Common Stock that may be issued pursuant to the Plan. If any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited back to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., “net exercised”), then the number of shares that are not delivered shall revert to and again become available for issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of such tendered shares shall revert to and again become available for issuance under the Plan. Notwithstanding the provisions of this Section 4(b), any such shares shall not be subsequently issued pursuant to the exercise of Incentive Stock Options. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options shall be twenty-six million four hundred seventy-three thousand two hundred eighty-two (26,473,282) shares of Common Stock.

(c) Source of Shares. The shares of Common Stock subject to the Plan shall be shares of authorized but unissued shares or reacquired shares, bought on the market or otherwise.

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5. ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, Nonstatutory Stock Options and Stock Appreciation Rights may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code because the Stock Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 701 of the Securities Act (“Rule 701”) because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of some other provision of Rule 701, unless the Company determines that such grant need not comply with the requirements of Rule 701 and will satisfy another exemption under the Securities Act as well as comply with the securities laws of all other relevant jurisdictions.

6. OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, then the Option shall be a Nonstatutory Stock Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted or such shorter period specified in the Option Agreement.

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(b) Exercise Price. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and 424(a) of the Code (whether or not such Options are Incentive Stock Options).

(c) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder or (3) in any other form of legal consideration that may be acceptable to the Board. At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the imputation of interest income to the Company and compensation income to the Optionholder under any applicable provisions of the Code and (2) the classification of the Option as a liability for financial accounting purposes.

(d) Transferability. An Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder; provided, however, that the Board may, in its sole discretion, permit transfer of the Option to such extent as permitted by Rule 701 and in a manner consistent with applicable tax and securities laws upon the Optionholder’s request.

(i) Domestic Relations Orders. Notwithstanding the foregoing, an Option may be transferred pursuant to a domestic relations order; provided, however, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(ii) Beneficiary Designation. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Option exercises, designate a third party who, in the event of the death of the Optionholder, shall thereafter be the beneficiary of an Option with the right to exercise the Option and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Optionholder’s estate shall be entitled to exercise the Option and receive the Common Stock or other consideration resulting from such exercise.

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(e) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(e) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(f) Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement, which period shall not be less than thirty (30) days if necessary to comply with applicable state laws unless such termination is for cause), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(g) Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements. In addition, unless otherwise provided in an Optionholder’s Option Agreement, if the sale of any Common Stock received upon exercise of an Option following the termination of the Optionholder’s Continuous Service would violate the Company’s insider trading policy, then the Option shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

(h) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months if necessary to comply with applicable state laws) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

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(i) Death of Optionholder. In the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death pursuant to Section 6(d), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months if necessary to comply with applicable state laws) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

(j) Non-Exempt Employees. No Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended (the “FLSA”), shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, in the event of the Optionholder’s death or Disability, upon a Corporate Transaction or a Change in Control in which the vesting of such Options accelerates, or upon the Optionholder’s retirement (as such term may be defined in the Optionholder’s Option Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines) any such vested Options may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay for purposes of the FLSA.

(k) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Subject to the “Repurchase Limitation” in Section 10(j), any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. Provided that the “Repurchase Limitation” in Section 10(j) is not violated, the Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid classification of the Option as a liability for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option Agreement.

(l) Right of Repurchase. Subject to the “Repurchase Limitation” in Section 10(j), the Option may, but need not, include a provision whereby the Company may elect to repurchase all or any part of the vested shares of Common Stock acquired by the Optionholder pursuant to the exercise of the Option. Provided that the “Repurchase Limitation” in Section 10(j) is not violated, the Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid classification of the Option as a liability for financial accounting purposes) have elapsed following exercise of the Option unless otherwise specifically provided in the Option.

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(m) Right of First Refusal. The Option may, but need not, include a provision whereby the Company may elect to exercise a right of first refusal following receipt of notice from the Optionholder of the intent to transfer all or any part of the shares of Common Stock received upon the exercise of the Option. Such right of first refusal shall be subject to the “Repurchase Limitation” in Section 10(j). Except as expressly provided in this Section 6(m) or in the Stock Award Agreement for the Option, such right of first refusal shall otherwise comply with any applicable provisions of the Bylaws of the Company. The Company will not exercise its right of first refusal until at least six (6) months (or such longer or shorter period of time required to avoid classification of the Option as a liability for financial accounting purposes) have elapsed following exercise of the Option unless otherwise specifically provided in the Option.

7. PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Restricted Stock Awards. Each Restricted Stock Award shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of the Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical; provided, however, that each Restricted Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Purchase Price. At the time of grant of a Restricted Stock Award, the Board will determine the price to be paid by the Participant for each share subject to the Restricted Stock Award. A Restricted Stock Award may be awarded as a stock bonus (i.e., with no cash purchase price to be paid) to the extent permissible under applicable law.

(ii) Consideration. At the time of the grant of a Restricted Stock Award, the Board will determined the consideration permissible for the payment of the purchase price of the Restricted Stock Award. The purchase price of Common Stock acquired pursuant to the Restricted Stock Award shall be paid in one of the following ways permissible under applicable law: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; (iii) by services rendered or to be rendered to the Company; (iv) in any other form of legal consideration that may be acceptable to the Board and permissible under applicable law.

(iii) Vesting. Subject to the “Repurchase Limitation” in Section 10(j), shares of Common Stock acquired under a Restricted Stock Award may, but need not, be subject to forfeiture or a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

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(iv) Termination of Participant’s Continuous Service. Subject to the “Repurchase Limitation” in Section 10(j), in the event that a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Award agreement. Provided that the “Repurchase Limitation” in Section 10(j) is not violated, the Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid classification of the Restricted Stock Award as a liability for financial accounting purposes) have elapsed following the purchase of the restricted stock unless otherwise determined by the Board or provided in the Restricted Stock Award agreement.

(v) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

(b) Stock Appreciation Rights. Each Stock Appreciation Right Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Appreciation Right Agreements may change from time to time, and the terms and conditions of separate Stock Appreciation Right Agreements need not be identical, but each Stock Appreciation Right Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Calculation of Appreciation. Each Stock Appreciation Right will be denominated in shares of Common Stock equivalents. The appreciation distribution payable on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a number of shares of Common Stock equal to the number of share of Common Stock equivalents in which the Participant is vested under such Stock Appreciation Right and with respect to which the Participant is exercising the Stock Appreciation Right on such date, over (B) an amount (the “strike price”) that will be determined by the Board at the time of grant of the Stock Appreciation Right.

(ii) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Right as it deems appropriate; provided, however, that a Stock Appreciation Right that could be settled in shares of Common Stock shall be subject to the provision of Section 10(j).

(iii) Non-Exempt Employees. No Stock Appreciation Right granted to an Employee who is a non-exempt employee for purposes of the FLSA, shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Stock Appreciation Right. Notwithstanding the foregoing, consistent with the provisions of the Worker

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Economic Opportunity Act, in the event of the Participant’s death or Disability, upon a Corporate Transaction or a Change in Control in which the vesting of such Stock Appreciation Right accelerates, or upon the Participant’s retirement (as such term may be defined in the Stock Appreciation Right Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines) any such vested Stock Appreciation Right may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of a Stock Appreciation Right will be exempt from his or her regular rate of pay for purposes of the FLSA.

(iv) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Rights Agreement evidencing such Stock Appreciation Right.

(v) Payment. The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock, in cash, or any combination of the two, as the Board deems appropriate.

(c) Transferability. A Stock Appreciation Right shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may, in its sole discretion, permit transfer of the Stock Appreciation Right to such extent as permitted by Rule 701 and in a manner consistent with applicable tax and securities laws upon the Participant’s request.

(i) Domestic Relations Orders. Notwithstanding the foregoing, a Stock Appreciation Right may be transferred pursuant to a domestic relations order.

(ii) Beneficiary Designation. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect Stock Appreciation Right exercises, designate a third party who, in the event of the death of the Participant, shall thereafter be the beneficiary of a Stock Appreciation Right with the right to exercise the Stock Appreciation Right and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, the executor or administrator of the Participant’s estate shall be entitled to exercise the Stock Appreciation Right and receive the Common Stock or other consideration resulting from such exercise.

(d) Termination of Continuous Service. If a Participant’s Continuous Service terminates for any reason, any unvested Stock Appreciation Rights shall be forfeited and any vested Stock Appreciation Rights shall be automatically redeemed.

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8. COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant shall not be eligible for the grant of a Stock Award or the subsequent issuance of Common Stock pursuant to the Stock Award if such grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising a Stock Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of a Stock Award or a possible period in which the Stock Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of a Stock Award to the holder of such Stock Award.

9. USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10. MISCELLANEOUS.

(a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of a Stock Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Stock Award is communicated to, or actually received or accepted by, the Participant.

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(c) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of the Stock Award, or the issuance of Common Stock thereunder, pursuant to its terms, and (ii) the issuance of the Common Stock pursuant to the Stock Award has been entered into the books and records of the Company.

(d) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of a Stock Award Agreement.

(f) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

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(g) Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); or (iii) delivering to the Company owned and unencumbered shares of Common Stock.

(h) Compliance with Section 409A. To the extent that the Board determines that any Stock Award granted hereunder is subject to Section 409A of the Code, the Stock Award Agreement evidencing such Stock Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Stock Award Agreements shall be interpreted in accordance with Section 409A of the Code.

(i) Compliance with Exemption Provided by Rule 12h-1(f). If at the end of the Company’s most recently completed fiscal year: (i) the aggregate of the number of persons who hold outstanding compensatory employee stock options to purchase shares of Common Stock granted pursuant to the Plan or otherwise (such persons, “Holders of Options”) equals or exceeds five hundred (500), and (ii) the Company’s assets exceed $10 million, then the following restrictions shall apply during any period during which the Company does not have a class of its securities registered under Section 12 of the Exchange Act and is not required to file reports under Section 15(d) of the Exchange Act: (A) the Options and, prior to exercise, the shares of Common Stock acquired upon exercise of the Options may not be transferred until the Company is no longer relying on the exemption provided by Rule 12h-1(f) promulgated under the Exchange Act (“Rule 12h-1(f)”), except: (1) as permitted by Rule 701(c) promulgated under the Securities Act, (2) to a guardian upon the disability of the Holder of Options, or (3) to an executor upon the death of the Holder of Options (collectively, the “Permitted Transferees”); provided, however, the following transfers are permitted: (i) transfers by the Holder of Options to the Company, and (ii) transfers in connection with a change of control or other acquisition involving the Company, if following such transaction, the Options no longer remain outstanding and the Company is no longer relying on the exemption provided by Rule 12h-1(f); provided further, that any Permitted Transferees may not further transfer the Options; (B) except as otherwise provided in (A) above, the Options and shares of Common Stock acquired upon exercise of the Options are restricted as to any pledge, hypothecation, or other transfer, including any short position, any “put equivalent position” as defined by Rule 16a-1(h) promulgated under the Exchange Act, or any “call equivalent position” as defined by Rule 16a-1(b) promulgated under the Exchange Act by the Holder of Options prior to exercise of an Option until the Company is no longer relying on the exemption provided by Rule 12h-1(f); and (C) at any time that the Company is relying on the exemption provided by Rule 12h-1(f), the Company shall

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deliver to Holders of Options (whether by physical or electronic delivery or written notice of the availability of the information on an internet site) the information required by Rule 701(e)(3), (4), and (5) promulgated under the Securities Act every six (6) months, including financial statements that are not more than one hundred eighty (180) days old; provided, however, that the Company may condition the delivery of such information upon the Holder of Options’ agreement to maintain its confidentiality.

(j) Repurchase Limitation. The terms of any repurchase option shall be specified in the Stock Award Agreement. The repurchase price for vested shares of Common Stock shall be the Fair Market Value of the shares of Common Stock on the date of repurchase. The repurchase price for unvested shares of Common Stock shall be the lower of (i) the Fair Market Value of the shares of Common Stock on the date of repurchase or (ii) their original purchase price. However, the Company shall not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time necessary to avoid classification of the Stock Award as a liability for financial accounting purposes) have elapsed following delivery of shares of Common Stock subject to the Stock Award, unless otherwise specifically provided by the Board.

11. ADJUSTMENTS UPON CHANGES IN STOCK.

(a) Capitalization Adjustments. If any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating distribution, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards No. 123 (revised) (each a “Capitalization Adjustment”), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(b) and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a Capitalization Adjustment.)

(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s repurchase option) shall terminate immediately prior to the completion of such dissolution or liquidation, and shares of Common Stock subject to the Company’s repurchase option or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is still in Continuous Service.

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(c) Corporate Transaction.

(i) This Section 11(c)(i) shall apply to Stock Awards granted on or before November 3, 2010 (“Prior Awards”). In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all Prior Awards outstanding under the Plan or may substitute similar stock awards for Prior Awards outstanding under the Plan (it being understood that similar stock awards include, but are not limited to, awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Prior Awards may be assigned by the Company to the successor of the Company (or such successor’s parent company), if any, in connection with such Corporate Transaction. In the event that any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding Prior Awards or substitute similar stock awards for such outstanding Prior Awards, then with respect to Prior Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Prior Awards (and, if applicable, the time at which such Prior Awards may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), the Prior Awards shall terminate if not exercised (if applicable) at or prior to such effective time, and any reacquisition or repurchase rights held by the Company with respect to such Prior Awards held by Participants whose Continuous Service has not terminated shall (contingent upon the effectiveness of the Corporate Transaction) lapse. With respect to any other Prior Awards outstanding under the Plan that have not been assumed, continued or substituted, the vesting of such Prior Awards (and, if applicable, the time at which such Prior Award may be exercised) shall not be accelerated, unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of such Prior Award, and such Prior Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.

(ii) The following provisions shall apply to Stock Awards (other than Prior Awards) in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the holder of the Stock Award or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board shall take one or more of the following actions with respect to Stock Awards (other than Prior Awards), contingent upon the closing or completion of the Corporate Transaction:

(1) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(2) arrange for the assignment of any reacquisition or repurchase options held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

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(3) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(4) arrange for the lapse of any reacquisition or repurchase options held by the Company with respect to the Stock Award;

(5) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(6) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the holder of the Stock Award would have received upon the exercise of the Stock Award, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action with respect to all Stock Awards or with respect to all Participants.

(d) Change in Control. A Stock Award held by any Participant whose Continuous Service has not terminated prior to the effective time of a Change in Control may be subject to additional acceleration of vesting and exercisability upon or after such event as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

12. AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of applicable law.

(b) Stockholder Approval. The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 422 of the Code regarding Incentive Stock Options.

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(c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to bring the Plan or Stock Awards granted under it into compliance therewith, subject to the limitations, if any, of applicable law.

(d) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Participant and (ii) such Participant consents in writing.

(e) Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Stock Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, except with respect to amendments that disqualify or impair the status of an Incentive Stock Option pursuant to Section 422 of the Code, the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the affected Participant, and (ii) such Participant consents in writing. Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without the affected Participant’s consent, the Board may amend the terms of any one or more Stock Awards if necessary to maintain the qualified status of the Stock Award as an Incentive Stock Option or to bring the Stock Award into compliance with Section 409A of the Code.

13. TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the affected Participant.

14. EFFECTIVE DATE OF PLAN.

This amended and restated Plan shall become effective on the Effective Date.

15. CHOICE OF LAW.

The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

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